Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2021

Under Contract to Acquire the 85-Room Four Seasons Resort Napa Valley for $177.5 Million

Under Contract to Sell the 340-Room Embassy Suites La Jolla for $226.7 Million

Sold the 348-Room Renaissance Westchester for $18.8 Million

IRVINE, CA – November 4, 2021 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Operational Results (as compared to Third Quarter 2020):

●	Net Loss: Net loss was $22.1 million as compared to $91.1 million.
●	16 Hotel Portfolio RevPAR: RevPAR at the comparable 16 hotels the Company owned during both 2021 and 2020, except the Renaissance Westchester which was sold in October 2021 (the “16 Hotel Portfolio”), increased 633.4% to $136.12. The average daily rate was $248.40 and occupancy was 54.8%.
●	17 Hotel Portfolio RevPAR: RevPAR at the 17 Hotels, which includes the 16 Hotel Portfolio and the Montage Healdsburg was $145.79, comprised of an average daily rate of $265.56 and occupancy of 54.9%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 197.7% to $35.4 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 138.5% to $0.10.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Douglas M. Pasquale, Interim Chief Executive Officer, stated, “We are pleased with our third quarter and year to date results, which meaningfully exceeded our revenue and profitability expectations despite some headwinds from the Delta variant. While leisure demand over the summer travel season was the strongest since the onset of the pandemic, our portfolio saw continued demand growth from all primary segments which added significantly to the quarter’s successes. While concerns related to the Delta variant have impacted short-term group demand, we are seeing a re-acceleration of both business transient and group bookings for the fourth quarter and into 2022.”

Mr. Pasquale continued, “During the quarter, we accelerated capital recycling initiatives and have recently completed or are under contract to complete several transactions that will better position the Company for future value creation. The disposition of the Renaissance Westchester is consistent with our strategy of divesting non-Long-Term Relevant Real Estate, while the sale of the Embassy Suites La Jolla is a great example of capitalizing on an opportunity to realize the value of well-located real estate at a sale price far in excess of the hotel's value. The opportunistic sale of the Embassy Suites La Jolla for $226.7 million, or approximately $667,000 per key, will further strengthen our balance sheet and provide capacity for future growth. The acquisition of Four Seasons Resort Napa Valley will increase our exposure to one of the strongest leisure and group markets, which, combined with Montage Healdsburg, will increase our ownership in the wine country to approximately 10% of our portfolio. Upon completion, we will own the two premiere hotels in the market and control approximately 32% of the luxury meeting space. I am very pleased with the progress and execution the team has achieved during my tenure as Interim CEO.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change

Net Loss	$(22.1)	$(91.1)	75.7%		$(105.3)	$(371.1)	71.6%
Loss Attributable to Common Stockholders per Diluted Share	$(0.13)	$(0.43)	69.8%		$(0.56)	$(1.74)	67.8%

16 Hotel Portfolio RevPAR	$136.12	$18.56	633.4%		$93.59	$53.90	73.6%

16 Hotel Portfolio Occupancy	54.8%	12.4%	4,240	bps	41.0%	24.9%	1,610	bps
16 Hotel Portfolio ADR	$248.40	$149.70	65.9%		$228.27	$216.47	5.5%

Montage Healdsburg RevPAR (1)	$796.48	N/A	N/A		$532.51	N/A	N/A

Montage Healdsburg Occupancy (1)	63.9%	N/A	N/A		48.6%	N/A	N/A
Montage Healdsburg ADR (1)	$1,246.45	N/A	N/A		$1,095.70	N/A	N/A

16 Hotel Portfolio Adjusted EBITDAre Margin (2)	24.3%	(136.7)%	16,100	bps	12.9%	(21.6)%	3,450	bps

Adjusted EBITDAre, excluding noncontrolling interest	$35.4	$(36.2)	197.7%		$36.0	$(69.1)	152.2%
Adjusted FFO Attributable to Common Stockholders	$21.3	$(54.7)	139.0%		$(9.2)	$(121.7)	92.5%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.10	$(0.26)	138.5%		$(0.04)	$(0.56)	92.9%

(1)	Operating statistics for the Montage Healdsburg, acquired on April 22, 2021, include prior ownership results obtained by the Company from the prior owner of the hotel during the due diligence period before the Company’s acquisition was completed. The Company performed a limited review of the information as part of its analysis of the acquisition. The newly-developed hotel opened in December 2020; therefore, there is no prior year information.
(2)	The 16 Hotel Portfolio Adjusted EBITDAre Margins exclude prior year property tax adjustments, net.

Recent Developments

Preferred Stock Redemption: On August 12, 2021, the Company redeemed all 3,000,000 shares of its Series F Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share, plus accrued and unpaid dividends up to, but not including, the redemption date, using proceeds received from its July 16, 2021 issuance of 4,000,000 shares of its 5.70% Series I Cumulative Redeemable Preferred Stock (“Series I preferred stock”).

Renaissance Westchester: On October 15, 2021, the Company sold the 348-room Renaissance Westchester for a contractual sale price of $18.8 million. Net proceeds received from the sale of the hotel after the payment of costs arising from the transaction will be used to partially fund the acquisition of the Four Seasons Resort Napa Valley.

Four Seasons Resort Napa Valley: On October 7, 2021, the Company made a non-refundable earnest money deposit in connection with its agreement to acquire the fee-simple interest in the 85-room Four Seasons Resort Napa Valley. The newly-constructed luxury resort recently opened in October 2021, and will be acquired for a gross purchase price of $177.5 million. The acquisition includes nearly 4.5 acres of vineyards and the Elusa Winery along with the inventory of prior wine vintages. The acquisition is expected to be funded through a combination of cash on hand and from borrowings on the Company’s currently undrawn $500.0 million revolving credit facility. The Company expects to close the transaction in the fourth quarter of 2021, but can give no assurances that the acquisition will be completed. Upon stabilization, the Company expects the resort to generate a 6% to 7% net operating income yield. The acquisition of the Four Seasons Resort Napa Valley will further advance Sunstone’s strategy of owning a portfolio of Long-Term Relevant Real Estate®. For additional information on the acquisition, please refer to the Four Seasons Resort Napa Valley presentation located in the Investor Relations section of the Company’s website.

Embassy Suites La Jolla: On October 18, 2021, the Company entered into an agreement to sell the 340-room Embassy Suites La Jolla for a contractual sale price of $226.7 million or approximately $667,000 per key. On October 21, 2021, the purchaser’s earnest money deposit became non-refundable. The sale price represents a 22.3x multiple on 2019 Hotel Adjusted EBITDAre and a 4.0% cap rate on 2019 Hotel Net Operating Income. As part of the transaction, the buyer intends to assume the hotel’s existing $56.9 million mortgage loan. The disposition of the hotel demonstrates the ability to generate significant value from the ownership of Long-Term Relevant Real Estate®. The Company expects the sale to close during the fourth quarter of 2021, subject to customary closing conditions.

Hurricane Ida: On August 29, 2021, Hurricane Ida impacted the Company’s JW Marriott New Orleans and Hilton New Orleans St. Charles causing exterior damage and water infiltration at the hotels. The storm impacted the two hotels to varying degrees with the bulk of the damage incurred at the Hilton New Orleans St. Charles. The Company incurred $0.4 million of restoration expense during the third quarter of 2021 related to the JW Marriott New Orleans, and currently anticipates that the cost to restore damages at the hotel will not exceed the property’s insurance deductible. The Company incurred $1.2 million of restoration expense and recorded a $1.0 million impairment charge in the third quarter of 2021 as a result of the write-off of assets at the Hilton New Orleans St. Charles due to hurricane-related damage. The Company is working with its insurers to identify and settle a property damage claim at the Hilton New Orleans St. Charles and expects that losses to the Company will be mitigated by the hotel’s property insurance deductible of approximately $3.0 million. In addition, the Company may also pursue a business interruption insurance claim at the Hilton New Orleans St. Charles. The Company expects that restoration work on the hotels will continue into 2022 and that both hotels will remain in operation while the work is performed.

Capital Investments: The Company invested $25.1 million and $41.9 million into its portfolio during the third quarter and first nine months ended September 30, 2021, respectively. In 2021, the Company expects to invest approximately $70 million to $80 million.

Balance Sheet and Liquidity Update

As of September 30, 2021, the Company had $221.6 million of cash and cash equivalents, including restricted cash of $42.1 million, total assets of $3.0 billion, including $2.7 billion of net investments in hotel properties, total consolidated debt of $745.5 million and stockholders’ equity of $2.1 billion.

Operations Update

Operating statistics for the 17 Hotel Portfolio were as follows:

	July	August	September	Third Quarter
	2021	2021	2021	2021
RevPAR	$168.38	$137.11	$131.53	$145.79
Occupancy	62.9%	51.1%	50.6%	54.9%
Average Daily Rate	$267.70	$268.31	$259.95	$265.56

Preliminary October 2021 results for the 16 Hotel Portfolio and the 17 Hotel Portfolio include the following ($ in millions, except RevPAR and ADR):

	October
	2021 (1)	2020	Change
16 Hotel Portfolio Room Revenue	$37.2	$6.8	448.3%

16 Hotel Portfolio RevPAR	$138.29	$25.25	447.7%
16 Hotel Portfolio Occupancy	56.7%	17.0%	3,970	bps
16 Hotel Portfolio ADR	$243.90	$148.51	64.2%

17 Hotel Portfolio Room Revenue (2)	$40.9	N/A	N/A

17 Hotel Portfolio RevPAR (2)	$150.22	N/A	N/A
17 Hotel Portfolio Occupancy (2)	57.0%	N/A	N/A
17 Hotel Portfolio ADR (2)	$263.55	N/A	N/A

(1)	October 2021 results are preliminary and may be adjusted during the Company’s month-end close process.
(2)	Operating statistics for the 17 Hotel Portfolio include the Montage Healdsburg, acquired by the Company in April 2021. The newly-developed hotel opened in December 2020; therefore, there is no prior year information.

Due to continued uncertainty regarding the duration and extent of the COVID-19 pandemic, the Company cannot provide further assurances regarding the pandemic’s effect on the Company’s results, and the Company does not intend to provide further updates unless deemed appropriate.

Dividend Update

On November 3, 2021, the Company’s Board of Directors declared cash dividends of $0.123426 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I preferred stockholders. The dividends will be paid on January 18, 2022 to stockholders of record as of December 31, 2021.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2021 financial results on November 5, 2021, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-844-915-4230 and reference conference ID 2757771 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 17 hotels comprised of 8,799 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground, building or airspace leases for three of the hotels the Company has interests in as of the date of this release; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the

Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of contract intangibles: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the unfavorable tenant lease contracts recorded in conjunction with our acquisitions of the Boston Park Plaza and the Hilton Garden Inn Chicago Downtown/Magnificent Mile. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets and liabilities as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that the building lease is a finance lease, and, therefore, we include a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation, as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets and liabilities, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net loss to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$179,487	$368,406
Restricted cash	42,124	47,733
Accounts receivable, net	28,349	8,566
Prepaid expenses and other current assets	18,512	10,440
Assets held for sale, net	13,759	—
Total current assets	282,231	435,145

Investment in hotel properties, net	2,669,169	2,461,498
Finance lease right-of-use asset, net	45,079	46,182
Operating lease right-of-use assets, net	23,971	26,093
Deferred financing costs, net	2,928	4,354
Other assets, net	11,217	12,445

Total assets	$3,034,595	$2,985,717

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$48,740	$37,326
Accrued payroll and employee benefits	18,057	15,392
Dividends and distributions payable	3,112	3,208
Other current liabilities	57,129	32,606
Current portion of notes payable, net	87,396	2,261
Liabilities of assets held for sale	5,490	—
Total current liabilities	219,924	90,793

Notes payable, less current portion, net	655,713	742,528
Finance lease obligation, less current portion	15,568	15,569
Operating lease obligations, less current portion	26,432	29,954
Other liabilities	14,495	17,494
Total liabilities	932,132	896,338

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, zero shares and 4,600,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	—	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, zero shares and 3,000,000 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	—	75,000
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares and zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	66,250	—
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares and zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	115,000	—
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares and zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively, stated at liquidation preference of $25.00 per share	100,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 219,333,783 shares issued and outstanding at September 30, 2021 and 215,593,401 shares issued and outstanding at December 31, 2020	2,193	2,156
Additional paid in capital	2,629,148	2,586,108
Retained earnings	810,075	913,766
Cumulative dividends and distributions	(1,660,675)	(1,643,386)
Total stockholders' equity	2,061,991	2,048,644
Noncontrolling interest in consolidated joint venture	40,472	40,735
Total equity	2,102,463	2,089,379

Total liabilities and equity	$3,034,595	$2,985,717

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues
Room	$118,061	$16,266	$236,877	$147,535
Food and beverage	27,338	2,109	47,547	50,312
Other operating	22,022	10,535	50,840	32,699
Total revenues	167,421	28,910	335,264	230,546
Operating expenses
Room	32,106	13,715	66,692	65,037
Food and beverage	27,440	7,748	49,088	54,533
Other operating	4,643	1,295	9,934	6,283
Advertising and promotion	8,883	3,895	20,800	20,447
Repairs and maintenance	10,001	6,075	22,678	21,499
Utilities	6,164	4,170	14,998	13,238
Franchise costs	4,181	663	7,468	6,337
Property tax, ground lease and insurance	17,528	20,800	47,821	59,975
Other property-level expenses	21,633	9,528	48,177	47,109
Corporate overhead	15,422	6,582	32,066	22,414
Depreciation and amortization	32,585	33,005	96,084	104,290
Impairment losses	1,014	—	1,014	133,466
Total operating expenses	181,600	107,476	416,820	554,628
Interest and other income (loss)	2	139	(356)	2,751
Interest expense	(7,983)	(12,742)	(23,697)	(43,199)
Gain on sale of assets	—	189	—	189
Gain (loss) on extinguishment of debt	61	(210)	371	(210)
Loss before income taxes	(22,099)	(91,190)	(105,238)	(364,551)
Income tax (provision) benefit, net	(25)	83	(91)	(6,575)
Net loss	(22,124)	(91,107)	(105,329)	(371,126)
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(933)	1,816	1,638	4,436
Preferred stock dividends and redemption charges	(6,287)	(3,208)	(17,289)	(9,622)
Loss attributable to common stockholders	$(29,344)	$(92,499)	$(120,980)	$(376,312)

Basic and diluted per share amounts:
Basic and diluted loss attributable to common stockholders per common share	$(0.13)	$(0.43)	$(0.56)	$(1.74)

Basic and diluted weighted average common shares outstanding	217,709	214,257	215,765	216,498

Distributions declared per common share	$—	$—	$—	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Loss to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(22,124)	$(91,107)	$(105,329)	$(371,126)
Operations held for investment:
Depreciation and amortization	32,585	33,005	96,084	104,290
Interest expense	7,983	12,742	23,697	43,199
Income tax provision (benefit), net	25	(83)	91	6,575
Loss (gain) on sale of assets	12	(189)	82	(189)
Impairment losses - hotel properties	1,014	—	1,014	131,164
EBITDAre	19,495	(45,632)	15,639	(86,087)

Operations held for investment:
Amortization of deferred stock compensation	3,165	2,238	10,576	7,509
Amortization of right-of-use assets and liabilities	(335)	(330)	(1,004)	(923)
Finance lease obligation interest - cash ground rent	(351)	(351)	(1,053)	(1,053)
Property-level severance	—	1,242	—	2,117
Property-level severance related to held for sale/sold hotels	4,562	5,602	4,562	5,840
(Gain) loss on extinguishment of debt	(61)	210	(371)	210
Prior year property tax adjustments, net	605	(12)	(1,384)	214
Lawsuit settlement cost	691	—	691	—
CEO transition costs	7,976	—	7,976	—
Hurricane-related losses	1,621	—	1,621	—
Impairment loss - abandoned development costs	—	—	—	2,302
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(933)	1,816	1,638	4,436
Depreciation and amortization	(791)	(808)	(2,407)	(2,418)
Interest expense	(181)	(244)	(501)	(970)
Amortization of right-of-use asset and liability	72	72	217	217
Lawsuit settlement cost	(173)	—	(173)	—
Impairment loss - abandoned development costs	—	—	—	(449)
Adjustments to EBITDAre, net	15,867	9,435	20,388	17,032

Adjusted EBITDAre, excluding noncontrolling interest	$35,362	$(36,197)	$36,027	$(69,055)

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(22,124)	$(91,107)	$(105,329)	$(371,126)
Preferred stock dividends and redemption charges	(6,287)	(3,208)	(17,289)	(9,622)
Operations held for investment:
Real estate depreciation and amortization	31,959	32,383	94,206	102,422
Loss (gain) on sale of assets	12	(189)	82	(189)
Impairment losses - hotel properties	1,014	—	1,014	131,164
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	(933)	1,816	1,638	4,436
Real estate depreciation and amortization	(791)	(808)	(2,407)	(2,418)
FFO attributable to common stockholders	2,850	(61,113)	(28,085)	(145,333)

Operations held for investment:
Real estate amortization of right-of-use assets and liabilities	87	80	249	298
Noncash interest on derivatives, net	(616)	(762)	(2,194)	5,534
Property-level severance	—	1,242	—	2,117
Property-level severance related to held for sale/sold hotels	4,562	5,602	4,562	5,840
(Gain) loss on extinguishment of debt	(61)	210	(371)	210
Prior year property tax adjustments, net	605	(12)	(1,384)	214
Lawsuit settlement cost	691	—	691	—
Preferred stock redemption charges	2,624	—	6,640	—
CEO transition costs	7,976	—	7,976	—
Amortization of deferred stock compensation associated with CEO transition costs	1,117	—	1,117	—
Hurricane-related losses	1,621	—	1,621	—
Impairment loss - abandoned development costs	—	—	—	2,302
Noncash income tax provision, net	—	—	—	7,415
Noncontrolling interest:
Real estate amortization of right-of-use asset and liability	72	72	217	217
Noncash interest on derivatives, net	(20)	(1)	(20)	(27)
Lawsuit settlement cost	(173)	—	(173)	—
Impairment loss - abandoned development costs	—	—	—	(449)
Adjustments to FFO attributable to common stockholders, net	18,485	6,431	18,931	23,671

Adjusted FFO attributable to common stockholders	$21,335	$(54,682)	$(9,154)	$(121,662)

FFO attributable to common stockholders per diluted share	$0.01	$(0.29)	$(0.13)	$(0.67)

Adjusted FFO attributable to common stockholders per diluted share	$0.10	$(0.26)	$(0.04)	$(0.56)

Basic weighted average shares outstanding	217,709	214,257	215,765	216,498
Shares associated with unvested restricted stock awards	296	—	287	—
Diluted weighted average shares outstanding	218,005	214,257	216,052	216,498

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

16 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (1)	24.3%	(136.7)%	12.9%	(21.6)%

Total revenues	$167,421	$28,910	$335,264	$230,546
Non-hotel revenues (2)	(22)	(23)	(66)	(68)
Reimbursements to offset net losses (3)	(1,662)	(4,595)	(8,773)	(6,965)
Total Actual Hotel Revenues	165,737	24,292	326,425	223,513
Non-comparable hotel revenues (4)	(15,381)	—	(25,433)	—
Held for sale and Sold/Disposed hotel revenues (5)	(67)	(1,952)	(154)	(26,500)
Total 16 Hotel Portfolio Revenues	$150,289	$22,340	$300,838	$197,013

Net loss	$(22,124)	$(91,107)	$(105,329)	$(371,126)
Non-hotel revenues (2)	(22)	(23)	(66)	(68)
Reimbursements to offset net losses (3)	(1,662)	(4,595)	(8,773)	(6,965)
Non-hotel operating expenses, net (6)	(593)	(596)	(3,902)	(1,733)
Property-level severance (7)	—	1,242	—	2,117
Property-level severance related to held for sale/sold/disposed hotels (7)	4,562	5,602	4,562	5,840
Property-level prior year property tax adjustments, net (8)	605	(12)	379	214
Property-level legal fees and settlements (9)	691	(60)	749	1,287
Property-level hurricane-related losses (10)	1,621	—	1,621	—
Taxes assessed on commercial rents (11)	—	(95)	—	10
Corporate overhead	15,422	6,582	32,066	22,414
Depreciation and amortization	32,585	33,005	96,084	104,290
Impairment losses	1,014	—	1,014	133,466
Interest and other (income) loss	(2)	(139)	356	(2,751)
Interest expense	7,983	12,742	23,697	43,199
Gain on sale of assets	—	(189)	—	(189)
Gain on extinguishment of debt	(61)	210	(371)	210
Income tax provision (benefit), net	25	(83)	91	6,575
Actual Hotel Adjusted EBITDAre	40,044	(37,516)	42,178	(63,210)
Non-comparable hotel EBITDAre (4)	(3,635)	—	(5,248)	—
Held for sale and Sold/Disposed hotel Adjusted EBITDAre (5)	39	6,986	1,989	20,744
16 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$36,448	$(30,530)	$38,919	$(42,466)

*Footnotes on following page

(1)	16 Hotel Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 16 Hotel Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 16 Hotel Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of contract intangibles recorded in conjunction with the Company's acquisitions of the Boston Park Plaza and the Hilton Garden Inn Chicago Downtown/Magnificent Mile.
(3)	Reimbursements to offset net losses for the third quarter and first nine months of 2021 include $1.7 million and $8.8 million, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel’s operating lease agreement. Reimbursements to offset net losses for the third quarter and first nine months of 2020 include $4.6 million and $7.0 million, respectively.
(4)	Non-comparable hotel includes hotel revenues and Adjusted EBITDAre generated during the Company’s ownership period for the Montage Healdsburg, acquired in April 2021. The newly-developed hotel is considered non-comparable as it did not open until December 2020.
(5)	Held for sale hotel includes hotel revenues and Adjusted EBITDAre for the Renaissance Westchester, which the Company sold in October 2021. Sold/Disposed hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership period for the Renaissance Harborplace and the Renaissance Los Angeles Airport, sold in July 2020 and December 2020, respectively, along with the Hilton Times Square, which was assigned to the hotel’s mortgage holder in December 2020.
(6)	Non-hotel operating expenses, net include the following: the amortization of hotel real estate-related right-of-use assets and liabilities; the amortization of a favorable management agreement; finance lease obligation interest - cash ground rent; and prior year property tax credits, net received in the first nine months of 2021 for the Renaissance Los Angeles Airport.
(7)	Property-level severance for the third quarter and first nine months of 2020 includes a total of $1.2 million and $2.1 million, respectively, in COVID-19-related severance recorded at a majority of the Company's 16 Hotel Portfolio. Property-level severance related to held for sale/sold/disposed hotels for both the third quarter and first nine months of 2021 includes $4.6 million at the Renaissance Westchester. Property-level severance related to held for sale/sold/disposed hotels for the third quarter and first nine months of 2020 includes $5.6 million and $5.8 million, respectively, in COVID-19-related severance recorded at the Sold/Disposed hotels.
(8)	Property-level prior year property tax adjustments, net for the third quarter and first nine months of 2021 include total net assessments of $0.6 million received at the Embassy Suites Chicago, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Centric Chicago Magnificent Mile and the Renaissance Long Beach. For the first nine months of 2021, property-level prior year property tax adjustments, net also include total credits of $0.2 million received by the Hyatt Centric Chicago Magnificent Mile and the Renaissance Washington DC. Property-level prior year property tax adjustments, net for the third quarter and first nine months of 2020 include a total credit of $12,000 received at the Renaissance Long Beach. Property-level prior year property tax adjustments, net for the first nine months of 2020 also include total net assessments of $0.2 million received at the Embassy Suites Chicago, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Centric Chicago Magnificent Mile and the Renaissance Harborplace.
(9)	Property-level legal fees and settlements for the third quarter and first nine months of 2021 include a $0.7 million lawsuit settlement cost at the Hilton San Diego Bayfront. Property-level legal fees and settlements for the first nine months of 2021 also include $0.1 million in legal fees at the Renaissance Westchester. Property-level legal fees and settlements for the third quarter and first nine months of 2020 include a total credit of $0.1 million as follows: $0.6 million credit card merchant class action settlement proceeds received at the Boston Park Plaza, the Hilton Times Square, the Hyatt Centric Chicago Magnificent Mile and the Oceans Edge Resort & Marina; and $0.6 million in legal fees at the Renaissance Westchester. Property-level legal fees and settlements for the first nine months of 2020 also include a $1.3 million union labor dispute expense at the Hilton Times Square.
(10)	Property-level hurricane-related losses for the third quarter and first nine months of 2021 include a total of $1.6 million in Hurricane Ida-related repairs at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.
(11)	Taxes assessed on commercial rents at the Hyatt Regency San Francisco include a $0.1 million true-up credit for the third quarter of 2020 and a $10,000 net assessment for the first nine months of 2020.